BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
-----------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS


                                                   406 Lippincott Drive, Suite J
                                                       Marlton, New Jersey 08053


                                                                    EXHIBIT 23.1


Securities and Exchange Commission
Washington, DC 20549


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 8, 2007, relating to the consolidated financial statements of Conolog Corporation and Subsidiaries and to the reference to our Firm under the caption "Experts" in the Prospectus.

Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Marlton, New Jersey
December 4, 2007